                                                                   EXHIBIT 99.5

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
POA Acquisition Corporation

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of POA Acquisition Corporation at September 30, 1996 and December 31, 1995 and 1994, and the results of their operations and their cash flows for the nine month period ended September 30, 1996 and for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Chicago, Illinois
February 28, 1997

                          POA ACQUISITION CORPORATION
                                 BALANCE SHEETS
                                     ASSETS

                                                                  SEPTEMBER 30,            DECEMBER 31,
                                                                  --------------  ------------------------------
                                                                       1996            1995            1994
                                                                  --------------  --------------  --------------
Current assets:
  Cash..........................................................   $  3,534,128   $      811,352  $      727,690
  Accounts receivable...........................................      6,746,361        5,631,320       4,482,520
  Prepaid expenses..............................................      2,576,998        1,822,964       1,698,539
  Prepaid income taxes..........................................         43,875           43,875          51,629
  Deferred income taxes.........................................      3,314,000        3,213,848       2,596,951
                                                                  --------------  --------------  --------------
    Total current assets........................................     16,215,362       11,523,359       9,557,329
Deferred income taxes...........................................     10,040,258       11,835,410      14,269,374
Property, plant and equipment, net..............................     32,821,811       23,005,058      20,112,931
Other assets....................................................     38,741,579       41,854,491      46,266,092
                                                                  --------------  --------------  --------------
                                                                   $ 97,819,010   $   88,218,318  $   90,205,726
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                              LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses.........................   $  4,289,460   $    2,992,112  $    3,432,619
  Current portion of long-term debt.............................      9,109,419        9,109,419       8,061,214
  Notes payable.................................................        416,000         --              --
                                                                  --------------  --------------  --------------
    Total current liabilities...................................     13,814,879       12,101,531      11,493,833
Long-term debt, less current portion............................     71,682,647       65,603,203      70,210,555
Shareholder's equity
  Common stock, $.01 par value:
    Authorized shares -- 2,000,000
    Issued and outstanding shares -- 100 for all periods
     presented..................................................              1                1               1
  Additional paid-in capital....................................     45,419,909       45,419,909      45,419,909
  Accumulated deficit...........................................    (33,098,426)     (34,906,326)    (36,918,572)
                                                                  --------------  --------------  --------------
    Total shareholder's equity..................................     12,321,484       10,513,584       8,501,338
                                                                  --------------  --------------  --------------
                                                                   $ 97,819,010   $   88,218,318  $   90,205,726
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                See accompanying notes to financial statements.

                          POA ACQUISITION CORPORATION
                            STATEMENTS OF OPERATIONS

                                                                   FOR THE NINE
                                                                   MONTHS ENDED    FOR THE YEARS ENDED DECEMBER
                                                                  SEPTEMBER 30,                31,
                                                                  --------------  ------------------------------
                                                                       1996            1995            1994
                                                                  --------------  --------------  --------------
Advertising revenues............................................   $ 38,380,932   $   45,830,359  $   41,737,266
Less commissions and discounts..................................     (3,520,734)      (4,393,319)     (3,865,492)
                                                                  --------------  --------------  --------------
                                                                     34,860,198       41,437,040      37,871,774
                                                                  --------------  --------------  --------------
Expenses:
  Operating.....................................................     10,077,666       11,775,891      11,151,065
  Selling, general and administrative...........................      9,307,799       10,698,212      10,283,413
  Amortization..................................................      3,811,034        5,061,849       5,208,589
  Depreciation..................................................      2,547,946        2,545,182       2,878,346
                                                                  --------------  --------------  --------------
                                                                     25,744,445       30,081,134      29,521,413
                                                                  --------------  --------------  --------------
Income from operations..........................................      9,115,753       11,355,906       8,350,361
                                                                  --------------  --------------  --------------
Other income (expense):
  Interest expense..............................................     (5,548,379)      (7,346,241)     (7,012,646)
  Loss on sale of a division....................................        --              --              (494,824)
  Loss on disposal of property and equipment, net...............       (346,974)         (64,332)       (329,056)
  Interest and other income.....................................        367,500           42,244          24,412
                                                                  --------------  --------------  --------------
                                                                     (5,527,853)      (7,368,329)     (7,812,114)
                                                                  --------------  --------------  --------------
Income before income taxes and extraordinary item...............      3,587,900        3,987,577         538,247
                                                                  --------------  --------------  --------------
Provision for income taxes:
  Current.......................................................        150,000          158,264          37,572
  Deferred......................................................      1,630,000        1,817,067       1,256,910
                                                                  --------------  --------------  --------------
                                                                      1,780,000        1,975,331       1,294,482
                                                                  --------------  --------------  --------------
Income (loss) before extraordinary item.........................      1,807,900        2,012,246        (756,235)
Extraordinary item:
  Loss on early extinguishment of debt, net of income tax
   expense of ($147,350)........................................        --              --              (244,552)
                                                                  --------------  --------------  --------------
Net income (loss)...............................................   $  1,807,900   $    2,012,246  $   (1,000,787)
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                See accompanying notes to financial statements.

                          POA ACQUISITION CORPORATION
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                      TOTAL
                                       COMMON     PREFERRED      ADDITIONAL       ACCUMULATED     SHAREHOLDER'S
                                        STOCK       STOCK      PAID-IN CAPITAL      DEFICIT          EQUITY
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at January 1, 1993..........  $       1  $     12,237  $    57,644,726  $   (28,262,869) $    29,394,095
  Net loss for 1993.................     --           --             --                (262,576)        (262,576)
                                      ---------  ------------  ---------------  ---------------  ---------------
Balances at December 31, 1993.......          1        12,237       57,644,726      (28,525,445)      29,131,519
  Net loss for 1994.................     --           --             --              (1,000,787)      (1,000,787)
  Issuance of preferred stock.......     --           550,000        4,950,000        --               5,500,000
  Redemption of preferred stock.....     --          (562,237)     (17,174,817)       --             (17,737,054)
  Cumulative preferred stock
   dividends........................     --           --             --              (7,392,340)      (7,392,340)
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at December 31, 1994........          1       --            45,419,909      (36,918,572)       8,501,338
  Net income for 1995...............     --           --             --               2,012,246        2,012,246
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at December 31, 1995........          1       --            45,419,909      (34,906,326)      10,513,584
Net income for the nine months ended
 September 30, 1996.................     --           --             --               1,807,900        1,807,900
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at September 30, 1996         $       1  $    --       $    45,419,909  $   (33,098,426) $    12,321,484
                                      ---------  ------------  ---------------  ---------------  ---------------
                                      ---------  ------------  ---------------  ---------------  ---------------

                See accompanying notes to financial statements.

                          POA ACQUISITION CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE NINE
                                                                         MONTHS ENDED       FOR THE YEARS ENDED
                                                                        SEPTEMBER 30,          DECEMBER 31,
                                                                        --------------  ---------------------------
                                                                             1996           1995           1994
                                                                        --------------  -------------  ------------
OPERATING ACTIVITIES
Net income (loss).....................................................   $  1,807,900   $   2,012,246  $ (1,000,787)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Amortization........................................................      3,811,034       5,061,849     5,208,589
  Depreciation........................................................      2,547,946       2,545,182     2,878,346
  Deferred income taxes...............................................      1,695,000       1,817,067     1,123,867
  Loss on sale of division............................................        --             --             494,824
  Loss on disposal of property and equipment, net.....................        346,977          64,332       329,056
  Provision for bad debts.............................................        176,000          64,285       375,190
  Changes in operating assets and liabilities:
    Increase in accounts receivable...................................       (957,596)     (1,213,085)     (523,087)
    Increase in prepaid expenses......................................       (574,486)       (124,425)     (253,802)
    Decrease (increase) in prepaid income taxes.......................        --                7,754       (27,786)
    Decrease (increase) in other assets...............................       (126,183)       (500,248)   (2,511,167)
    (Increase) decrease in accounts payable and accrued expenses......      1,253,284        (440,507)      772,507
                                                                        --------------  -------------  ------------
Net cash provided by operating activities.............................      9,979,876       9,294,450     6,865,750
                                                                        --------------  -------------  ------------
INVESTING ACTIVITIES
Proceeds from sale of division........................................        --             --           2,000,000
Proceeds from disposal of property and equipment......................        367,500         227,854       101,463
Payments for acquisitions net of cash acquired........................     (9,898,338)       --             --
Purchases of property, plant and equipment............................     (3,805,706)     (5,729,495)   (1,787,528)
Purchases of intangibles..............................................        --             (150,000)      --
                                                                        --------------  -------------  ------------
Net cash provided by (used in) investing activities...................    (13,336,544)     (5,651,641)      313,935
                                                                        --------------  -------------  ------------
FINANCING ACTIVITIES
Proceeds from long-term borrowings....................................     13,147,633       4,500,000    83,023,442
Payments of long-term debt............................................     (7,068,189)     (8,059,147)  (70,696,101)
Proceeds from issuance of preferred stock.............................        --             --           5,500,000
Redemption of preferred stock.........................................        --             --         (17,737,054)
Dividends paid........................................................        --             --          (7,392,340)
                                                                        --------------  -------------  ------------
Net cash (used in) provided by financing activities...................      6,079,444      (3,559,147)   (7,302,053)
                                                                        --------------  -------------  ------------
Net increase (decrease) in cash.......................................      2,722,776          83,662      (122,368)
Cash at beginning of year.............................................        811,352         727,690       850,058
                                                                        --------------  -------------  ------------
Cash at end of year...................................................      3,534,128   $     811,352  $    727,690
                                                                        --------------  -------------  ------------
                                                                        --------------  -------------  ------------

                See accompanying notes to financial statements.

                          POA ACQUISITION CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION
    On January 31, 1989, Outdoor Advertising Holdings, Inc. (Holdings) contributed its shares of POA Acquisition Corporation (Company) common stock, along with cash, to Peterson Acquisition, Inc. (Acquisition), a wholly-owned subsidiary of Holdings. Acquisition immediately purchased the Company's outstanding common shares under the terms of an Agreement and Plan of Merger dated December 21,1988. Acquisition was subsequently merged into the Company and its outstanding shares were converted into one hundred shares of the Company's common stock.

    The merger was accounted for as a purchase with a purchase price of $33,279,550 (including acquisition costs of $4,448,023). Certain individuals, who were former shareholders of the Company, own shares of Holdings and are included in the management of Holdings and the Company. The Company allocated the purchase price among the assets acquired and liabilities assumed, based upon the respective fair values of the assets and liabilities, with the excess purchase price recorded as goodwill.

    The Company provides outdoor advertising services in the states of Florida, South Carolina and Tennessee. Approximately 70% of the business is in the State of Florida.

NOTE 2 -- ACCOUNTING POLICIES

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Depreciation for financial reporting purposes is computed by the straight-line method over the estimated useful lives of the various classes of assets as follows:

Buildings......................................................  28-30 years
Advertising structures.........................................     12 years
Equipment......................................................    2-7 years

    The Company uses the accelerated Cost Recovery System and the Modified Accelerated Cost Recovery System for income tax reporting purposes.

    OTHER ASSETS

    Loan costs incurred in connection with obtaining financing have been deferred and are being amortized over the life of the loans. Goodwill represents the excess of the cost of acquired businesses over the fair market value at acquisition of the specifically identified assets.

    Intangible assets are being amortized over the following periods:

Advertising structure leases....................................  8-10 years
Goodwill........................................................    40 years
Deferred loan costs.............................................   1-6 years

    INCOME TAXES

    The Company follows the liability method of accounting for income taxes. Deferred income taxes relate to the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    ADVERTISING REVENUE

    Advertising revenue is recognized ratably on a monthly basis over the period in which advertisement displays are posted on the advertising structures.

    ADVERTISING STRUCTURE RENTALS

    Advertising structure lease rentals are generally paid in advance and charged to expense over the life of the lease.

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)
    INTEREST RATE SWAP AND INTEREST CAP AGREEMENTS

    The Company has entered into interest rate swap and interest rate cap agreements to effectively convert a portion of its variable-rate borrowings into fixed-rate obligations. The amount to be received or paid related to these agreements is recognized over the lives of the agreements as an adjustment to interest expense.

    BARTER TRANSACTIONS

    The Company enters into agreements to provide outdoor advertising services in exchange for various goods and services of their customers. Revenue recognized from these transactions approximated $1,183,354, $1,497,000 and $830,000 for the nine month period ended September 30, 1996 and for the years ended December 31, 1995 and 1994, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    FINANCIAL INSTRUMENTS

    The carrying amounts of cash, accounts receivable, accounts payable and long-term debt at September 30, 1996 approximate fair value.

    ACCOUNTING STANDARD

    In March 1995, the FASB issued Statement No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. As of September 30, 1996 there were no indications of impairment that would effect the carrying value of assets.

NOTE 3 -- ACCOUNTS RECEIVABLE
    Accounts receivable consist of the following:

                                                           SEPTEMBER 30,           DECEMBER 31,
                                                           --------------  ----------------------------
                                                                1996           1995           1994
                                                           --------------  -------------  -------------
Trade....................................................   $  7,308,087   $   5,701,472  $   4,493,568
Employee notes and other.................................        293,356         463,300        458,119
                                                           --------------  -------------  -------------
                                                               7,601,443       6,164,772      4,951,687
Less allowance for uncollectible accounts................       (855,082)       (533,452)      (469,167)
                                                           --------------  -------------  -------------
                                                            $  6,746,361   $   5,631,320  $   4,482,520
                                                           --------------  -------------  -------------
                                                           --------------  -------------  -------------

    Included in employee notes and other are notes and accrued interest aggregating $109,176 as of September 30, 1996 and $279,473 and $299,269 as of December 31, 1995 and 1994, respectively, from common shareholders.

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- PREPAID EXPENSES
    Prepaid expenses consist of the following:

                                                           SEPTEMBER 30,           DECEMBER 31,
                                                           --------------  ----------------------------
                                                                1996           1995           1994
                                                           --------------  -------------  -------------
Lease rental payments....................................   $  1,476,562   $   1,261,795  $   1,065,874
Maintenance supplies.....................................        518,009          94,581        133,268
Other....................................................        582,427         466,588        499,397
                                                           --------------  -------------  -------------
                                                            $  2,576,998   $   1,822,964  $   1,698,539
                                                           --------------  -------------  -------------
                                                           --------------  -------------  -------------

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment are stated at cost and consist of the following:

                                                       SEPTEMBER 30,             DECEMBER 31,
                                                      ---------------  --------------------------------
                                                           1996             1995             1994
                                                      ---------------  ---------------  ---------------
Land................................................  $     2,466,681  $     2,466,681  $     2,466,681
Buildings...........................................        2,077,423        2,074,084        2,011,256
Advertising structures..............................       42,876,007       31,857,123       27,446,874
Equipment...........................................        4,612,869        3,602,942        2,978,167
                                                      ---------------  ---------------  ---------------
                                                           52,032,980       40,000,830       34,902,978
Less accumulated depreciation.......................      (19,211,169)     (16,995,772)     (14,790,047)
                                                      ---------------  ---------------  ---------------
                                                      $    32,821,811  $    23,005,058  $    20,112,931
                                                      ---------------  ---------------  ---------------
                                                      ---------------  ---------------  ---------------

NOTE 6 -- OTHER ASSETS
    Other assets consist of the following:

                                                       SEPTEMBER 30,             DECEMBER 31,
                                                      ---------------  --------------------------------
                                                           1996             1995             1994
                                                      ---------------  ---------------  ---------------
Goodwill............................................  $    45,811,889  $    45,239,949  $    45,239,949
Advertising structure leases, at cost...............       26,204,360       26,096,863       26,021,863
Non-compete and other, at cost......................        6,514,322        6,495,641        6,420,390
Deferred loan costs.................................        3,403,069        3,403,065        2,903,068
                                                      ---------------  ---------------  ---------------
                                                           81,933,640       81,235,518       80,585,270
Less accumulated amortization.......................      (43,192,061)     (39,381,027)     (34,319,178)
                                                      ---------------  ---------------  ---------------
                                                      $    38,741,579  $    41,854,491  $    46,266,092
                                                      ---------------  ---------------  ---------------
                                                      ---------------  ---------------  ---------------

NOTE 7 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses consist of the following:

                                                           SEPTEMBER 30,           DECEMBER 31,
                                                           --------------  ----------------------------
                                                                1996           1995           1994
                                                           --------------  -------------  -------------
Trade accounts payable...................................   $    295,576   $   1,285,008  $   1,794,814
Accrued compensation and other...........................      3,964,353       1,677,573      1,623,766
Accrued interest.........................................         29,531          29,531         14,039
                                                           --------------  -------------  -------------
                                                            $  4,289,460   $   2,992,112  $   3,432,619
                                                           --------------  -------------  -------------
                                                           --------------  -------------  -------------

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- LONG-TERM DEBT
    Long-term debt consists of the following:

                                                        SEPTEMBER 30,            DECEMBER 31,
                                                        --------------  ------------------------------
                                                             1996            1995            1994
                                                        --------------  --------------  --------------
Notes payable to banks................................   $ 80,650,000   $   74,500,000  $   78,000,000
Other long-term debt..................................        142,066          212,622         271,769
                                                        --------------  --------------  --------------
                                                           80,792,066       74,712,622      78,271,769
Less amounts due within one year......................     (9,109,419)      (9,109,419)     (8,061,214)
                                                        --------------  --------------  --------------
                                                         $ 71,682,647   $   65,603,203  $   70,210,555
                                                        --------------  --------------  --------------
                                                        --------------  --------------  --------------

    In January 1994, the Company refinanced its notes payable to banks, paid off the unsecured subordinated notes payable to investment banking firms and redeemed the 14% Series A senior redeemable cumulative preferred stock with term notes and revolving credit notes totaling $83,000,000 and $7,000,000, respectively. Notes payable to banks are term notes and revolving credit notes are secured by all assets and common stock of the Company. Interest is charged on borrowings under the term notes and revolving credit notes at the Company's discretion at either a Eurodollar base rate or an ABR rate determined in accordance with the terms of the Credit Agreement. Interest on the term notes is currently charged at a Eurodollar base rate determined at each interest renewal period. The December 31, 1995 term notes consist of a $54,500,000 borrowing at 8.19% and a $20,000,000 borrowing at 10.94%. On December 29, 1995, the Company amended its Credit Agreement to allow for an additional $50,000,000 line of credit available for acquisitions. No borrowings under this amendment have occurred. Long-term debt maturities over the next five years are approximately as follows: 1996 -- $9,109,419: 1997 -- $11,051,000: 1998 -- $13,048,000: 1999
-- $21,505,000: 2000 -- $20,000,000 and $0 thereafter.

    The refinancing of the notes payable in 1994 resulted in an extraordinary loss of $391,902 as a result of writing-off the unamortized portion of deferred loan costs related to those borrowings.

    The Company entered into interest rate swap and interest rate cap agreements that expire in 1997 with a notional amount of $40,000,000 at December 31, 1995 to reduce the impact of changes in interest rates on its variable rate long-term debt.

    The counterpart to the agreements is a major financial institution. In the event a counterparty fails to meet the terms of an interest rate swap or interest rate cap agreement, the Company's exposure is limited to the interest rate differential. Credit loss from counterparty nonperformance is not anticipated.

    The Company paid approximately $5,577,909, $7,331,000 and $7,570,000 in cash for interest during the nine month period ended September 30, 1996 and during the years ended December 31, 1995 and 1994, respectively.

NOTE 9 -- EMPLOYEE BENEFITS PLANS
    The Company has a discretionary defined contribution plan which provides retirement benefits to substantially all employees. The contributions made to this plan were approximately $75,000 for the nine month period ended September 30, 1996 and $100,000 in 1995 and 1994.

NOTE 10 -- INCOME TAXES
    At September 30, 1996, the Company had federal and state net operating loss carryforwards for income tax purposes available to offset future taxable income through 2006 to 2009. The Company was subject to alternative minimum tax which is imposed at a 20% rate on the corporation's alternative minimum taxable income in 1995. The alternative minimum tax expense for 1995 was $132,800. The tax paid will be allowed as a credit carryover against regular tax in future periods. For financial reporting

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- INCOME TAXES (CONTINUED)
purposes, no valuation allowance has been recognized to offset the deferred tax assets related to these carryforwards. The tax benefit of any net operating losses which are not utilized will be recognized as a current year expense in the year of expiration.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of September 30, 1996, are attributable to the bad debt allowance, depreciation and amortization differences, alternative minimum tax, and net operating loss carryforwards.

    Components of the provision for income taxes for each period are as follows:

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                           SEPTEMBER 30,   ----------------------------
                                                                1996           1995           1994
                                                           --------------  -------------  -------------
Current
  Federal................................................   $    125,000   $     132,754  $      11,522
  State..................................................         25,000          25,510         26,050
                                                           --------------  -------------  -------------
Total current............................................   $    150,000   $     158,264  $      37,572
                                                           --------------  -------------  -------------
                                                           --------------  -------------  -------------
Deferred:
  Federal................................................   $  1,375,000   $   1,532,587  $   1,073,054
  State..................................................        255,000         284,480        183,856
                                                           --------------  -------------  -------------
Total deferred...........................................   $  1,630,000   $   1,817,067  $   1,256,910
                                                           --------------  -------------  -------------
                                                           --------------  -------------  -------------

    The reconciliation of the statutory federal income tax rate to the Company's effective rate is as follows:

                                                                     NINE-MONTH         YEAR ENDED
                                                                    PERIOD ENDED       DECEMBER 31,
                                                                   SEPTEMBER 30,   --------------------
                                                                        1996         1995       1994
                                                                   --------------  ---------  ---------
Income tax expense at the statutory rate.........................         34.0%        34.0%      34.0%
Goodwill.........................................................          9.8%         9.7%     175.1%
State taxes, net of federal benefit..............................          5.2%         5.1%      25.7%
Other............................................................          0.6%         0.7%       5.7%
                                                                        -------    ---------  ---------
                                                                          49.6%        49.5%     240.5%
                                                                        -------    ---------  ---------
                                                                        -------    ---------  ---------

    Components of deferred tax assets for each year are as follows:

                                                                                 DECEMBER 31,
                                                        SEPTEMBER 30,   ------------------------------
                                                             1996            1995            1994
                                                        --------------  --------------  --------------
Deferred tax assets:
  Net operating loss carryforward.....................   $  3,000,000   $    3,000,000  $    2,444,000
  Charitable contribution carryforward................        --                 2,050        --
  Bad debt allowance..................................        344,000          254,347         176,407
  Accrued liabilities.................................         50,000           39,782          90,728
  Property and equipment..............................         11,000          141,450          87,150
  Alternative minimum tax credit......................        372,000          276,112         148,370
  Net operating loss carryforward.....................     11,434,258       13,391,143      16,269,565
                                                        --------------  --------------  --------------
Total deferred tax assets.............................   $ 15,211,258   $   17,104,884  $   19,216,220
                                                        --------------  --------------  --------------
                                                        --------------  --------------  --------------

    The Company paid income taxes of $149,000 and $148,000 in 1995 and 1994, respectively.

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company leases office space under various non-cancelable operating leases. Minimum lease payments under these leases are approximately as follows:
1996 -- $28,750; 1997 -- $136,000 and $0 thereafter. The Company also leases land for advertising structures under operating leases which are cancelable or which have terms of less than one year.

    Rent expense charged to operations amounted to approximately $6,548,000 for the nine months ended September 30, 1996 and $7,461,000 and $6,947,000 in 1995 and 1994, respectively.

NOTE 12 -- ACQUISITIONS
    During the year ended December 31, 1995, the Company acquired the assets of three separate advertising entities. Under the terms of the transactions, the Company acquired certain fixed assets, customer lists and advertising leases of these entities for a combined total of $3,710,000. In connection with the acquisition of the customer lists and advertising leases, intangible assets were recorded at a total of $150,000. The customer lists and advertising leases were assigned useful lives of three and ten years, respectively.

    During the nine months ended September 30, 1996, the Company acquired certain fixed assets, customer lists and advertising leases for a combined total of $10.0 million. In connection with the acquisition, intangible assets of approximately $572,000 were recorded. The customer lists and advertising leases were assigned useful lives of three and ten years, respectively. Goodwill is amortized over 40 years.

NOTE 13 -- SALE OF THE COMPANY
    On October 8, 1996, the Company's parent, Holdings, sold the outstanding capital stock of Holdings for approximately $240,000,000 in cash.